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                                                                   EXHIBIT 99.1



THE MEN'S WEARHOUSE, INC.



NEWS RELEASE



                   MEN'S WEARHOUSE REPORTS THIRD QUARTER 2003

                    DILUTED EARNINGS PER SHARE INCREASED 109%
            COMPANY INCREASES FOURTH QUARTER REVENUE AND EPS GUIDANCE


HOUSTON - November 19, 2003--The Men's Wearhouse (NYSE: MW) today announced its consolidated financial results for the third quarter ended November 1, 2003.

Third Quarter Ended November 1, 2003

o Net sales for the third quarter ended November 1, 2003 increased 10.3% to $322.6 million from $292.5 million for the same period a year ago.

o U.S. comparable store sales for the quarter increased 9.8% and Canadian comparable store sales decreased 5.2% when compared to the same period a year ago.

o Net earnings were $9.1 million, or $0.23 diluted earnings per share, for the quarter, compared to net earnings of $4.3 million, or $0.11 diluted earnings per share, in the same period a year ago.

Year-to-Date Ended November 1, 2003

o Net sales for the nine months ended November 1, 2003 increased 7.2% to $970.0 million from $904.9 million for the same period a year ago.

o U.S. comparable store sales for the nine months increased 6.2% and Canadian comparable store sales decreased 5.6% when compared to the same period a year ago.

o Net earnings were $31.5 million, or $0.79 diluted earnings per share, for the nine months, compared to net earnings of $22.5 million, or $0.55 diluted earnings per share, in the same period a year ago.


                                     -more-

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                                STORE INFORMATION

                                 NOVEMBER 1, 2003        NOVEMBER 2, 2002        FEBRUARY 1, 2003
                               ---------------------- ----------------------- -----------------------
                               NUMBER OF    SQ. FT.   NUMBER OF    SQ. FT.    NUMBER OF    SQ. FT.
                                 STORES     (000'S)     STORES     (000'S)      STORES     (000'S)
    -------------------------- ----------- ---------- ----------- ----------- ----------- -----------

    Men's Wearhouse                504     2,750.4         506      2,736.3        505      2,743.8
    -------------------------- ----------- ---------- ----------- ----------- ----------- -----------

    Moores, Clothing for Men       114       700.1         114        699.1        114        699.1
    -------------------------- ----------- ---------- ----------- ----------- ----------- -----------

    K&G (A)                         71     1,626.3          72      1,527.1         70      1,499.7
    -------------------------- ----------- ---------- ----------- ----------- ----------- -----------

    TOTAL                          689     5,076.8         692      4,962.5        689      4,942.6

(A)   30, 25 and 24 stores, respectively, offering women's apparel.

George Zimmer, Men's Wearhouse founder and chief executive officer, stated, "We are pleased with our performance in the third quarter as traffic levels accelerated over the second quarter and our suit comparable unit trends at our TMW brand were again notably strong."

                              FISCAL 2003 GUIDANCE

     o NET SALES

The company expects its fourth quarter net sales to be in the range of $430 million to $433 million, an increase of 10.3% to 11.0%. The 52-week net sales are expected to be in the range of $1.400 billion to $1.403 billion, an increase of 8.1% to 8.3%.

U.S. comparable store sales growth for the fourth quarter and the full year is expected to be positive high single digit and positive mid single digit, respectively. Canadian comparable store sales for the fourth quarter and full year are expected to be negative low single digit and negative mid single digit, respectively.

     o GROSS MARGIN

Gross margin, as a percentage of sales, for the fourth quarter and full year is expected to be in the range of 38.0% to 38.1%, and approximately 36.9%, respectively.

     o S G & A MARGIN

Selling, general and administrative expenses, as a percentage of sales, for the fourth quarter and full year are anticipated to be in the range of 29.4% to 29.6%, and 30.5% to 30.6%, respectively.


                                     -more-

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     o EFFECTIVE TAX RATE AT APPROXIMATELY 37.25%.

     o DILUTED EARNINGS PER SHARE

       ------------------------------------------
       Fourth Quarter               $0.58 - $0.60
       ------------------------------------------
       Fiscal Year                  $1.37 - $1.39
       ------------------------------------------

Fiscal year amount includes approximately $0.01 related to the first quarter recognition of a deferred gain, store closing costs, and the write-off of technology assets.

     o STORE GROWTH

The company anticipates the following net store opening activity for the remainder of the year:

                                FISCAL YEAR 2003

                          1st Q       2nd Q       3rd Q       4th Q     Total
                          Actual      Actual      Actual
-----------------------------------------------------------------------------
Men's Wearhouse             0          (2)           1          5         4
-----------------------------------------------------------------------------
K&G                        (5)         (1)           7          2         3
-----------------------------------------------------------------------------
Total                      (5)         (3)           8          7         7
-----------------------------------------------------------------------------


                     CONFERENCE CALL AND WEBCAST INFORMATION

At 5:30 p.m. Eastern Time today, company management will host a conference call and real-time webcast to review the financial results of The Men's Wearhouse, Inc.'s third quarter. To access the conference call, dial 303-262-2130. To access the live webcast presentation, visit the Investor Relations section of the company's website at www.menswearhouse.com. A telephonic replay will be available through November 26th by calling 303-590-3000 and entering the access code of 559004, or a webcast archive will be available free on the website for approximately 90 days.

Founded in 1973, Men's Wearhouse is one of North America's largest specialty retailers of men's apparel with 689 stores. The stores carry a full selection of designer, brand name and private label suits, sport coats, furnishings and accessories. The company also operates the second largest manufacturing facility of men's suits, sport coats and slacks in Canada, most of which is used to supply the Moores stores.

For additional information on Men's Wearhouse, please visit the company's website at www.menswearhouse.com.


                                     -more-

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This press release contains forward-looking information. The forward-looking statements are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be significantly impacted by various factors, including unfavorable local, regional and national economic developments, severe weather conditions, aggressive advertising or marketing activities of competitors and other factors described herein and in the Company's annual report on Form 10-K for the year ended February 1, 2003.


             CONTACT: Claudia Pruitt, Men's Wearhouse (713) 592-7200 Ken Dennard, DRG&E (713) 529-6600


                              - tables to follow -

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                   THE MEN'S WEARHOUSE, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS


                            FOR THE NINE MONTHS ENDED
                      NOVEMBER 1, 2003 AND NOVEMBER 2, 2002
                      (In thousands, except per share data)

                                                                   NINE MONTHS ENDED
                                                  ---------------------------------------------------
                                                                  % OF                        % OF
                                                     2003         SALES          2002         SALES
                                                  ---------------------------------------------------
Net sales                                         $  970,027       100.00%    $  904,946       100.00%
Cost of goods sold, including buying
   and occupancy costs                               617,434        63.65%       595,800        65.84%
                                                  ---------------------------------------------------
                          Gross margin               352,593        36.35%       309,146        34.16%

Selling, general and admin expenses                  300,913        31.02%       272,101        30.07%
                                                  ---------------------------------------------------

Operating income                                      51,680         5.33%        37,045         4.09%

Interest expense, net                                  1,458         0.15%           837         0.09%
                                                  ---------------------------------------------------

Earnings before income taxes                          50,222         5.18%        36,208         4.00%

Provision for income taxes                            18,707         1.93%        13,668         1.51%
                                                  ---------------------------------------------------

Net earnings                                      $   31,515         3.25%    $   22,540         2.49%
                                                  ===================================================
Net earnings per basic share                      $     0.80                  $     0.55
                                                  ==========                  ==========
Net earnings per diluted share                    $     0.79                  $     0.55
                                                 ===========                  ==========
Weighted average shares outstanding:
    Basic                                             39,329                      40,881
                                                 ===========                  ==========
    Diluted                                           39,775                      41,231
                                                 ===========                  ==========

                   THE MEN'S WEARHOUSE, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS


                                FOR THE THREE MONTHS ENDED
                      NOVEMBER 1, 2003 AND NOVEMBER 2, 2002
                      (In thousands, except per share data)

                                                                   THREE MONTHS ENDED
                                                  ---------------------------------------------------
                                                                  % OF                        % OF
                                                     2003         SALES          2002         SALES
                                                  ---------------------------------------------------
Net sales                                         $ 322,613        100.00%    $  292,515       100.00%
Cost of goods sold, including buying
    and occupancy costs                             204,175         63.29%       194,575        66.52%
                                                  ---------------------------------------------------
                          Gross margin              118,438         36.71%        97,940        33.48%

Selling, general and admin expenses                 103,344         32.03%        90,673        31.00%
                                                  ---------------------------------------------------
Operating income                                     15,094          4.68%         7,267         2.48%

Interest expense, net                                   664          0.21%           384         0.13%
                                                  ---------------------------------------------------

Earnings before income taxes                         14,430          4.47%         6,883         2.35%

Provision for income taxes                            5,375          1.67%         2,598         0.89%
                                                  ---------------------------------------------------

Net earnings                                      $   9,055          2.81%    $    4,285         1.46%
                                                  ===================================================

Net earnings per basic share                      $    0.23                   $     0.11
                                                  =========                   ==========
Net earnings per diluted share                    $    0.23                   $     0.11
                                                  =========                   ==========
Weighted average shares outstanding:
    Basic                                            38,927                       40,479
                                                  =========                   ==========
    Diluted                                          39,785                       40,586
                                                  =========                   ==========

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                   THE MEN'S WEARHOUSE, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                 NOVEMBER 1,           NOVEMBER 2,
                                                                    2003                  2002
                                                                ------------          ------------
                           ASSETS

   Current assets:
          Cash                                                  $     92,845          $     18,355
          Inventory                                                  423,073               392,254
          Other current assets                                        41,154                49,283
                                                                ------------          ------------
   Total current assets                                              557,072               459,892
   Property and equipment, net                                       211,187               211,421
   Other assets                                                       77,147                55,689
                                                                ------------          ------------

          Total assets                                          $    845,406          $    727,002
                                                                ============          ============

   LIABILITIES AND SHAREHOLDERS' EQUITY

   Current liabilities                                          $    176,996          $    154,740
   Long term debt                                                    130,000                36,714
   Deferred taxes and other liabilities                               29,140                25,191
   Shareholders' equity                                              509,270               510,357
                                                                ------------          ------------

          Total liabilities and equity                          $    845,406          $    727,002
                                                                ============          ============